NOTICE OF GUARANTEED DELIVERY
                            TO TENDER IN RESPECT OF
                UP TO $25 MILLION AGGREGATE PRINCIPAL AMOUNT OF
              5.625% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2007
                                      OF
                          BANKATLANTIC BANCORP, INC.

  SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, THE TENDER OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 29, 2000, UNLESS EXTENDED (THE "EXPIRATION DATE"). HOLDERS OF DEBENTURES (EACH A "HOLDER" AND COLLECTIVELY, THE "HOLDERS") MUST TENDER THEIR DEBENTURES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE TENDER OFFER CONSIDERATION. TENDERED DEBENTURES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE.


     As set forth under the caption "Procedures for Tendering Debentures--Guaranteed Delivery" in the Offer to Purchase of BankAtlantic Bancorp, Inc., a Florida corporation (the "Company") and in Instruction 1 of the related Letter of Transmittal (the "Letter of Transmittal and, together with the Offer to Purchase, the "Offer Documents"), this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to cause a tender of 5.625% Convertible Subordinated Debentures due 2007 (the "Debentures") of BankAtlantic Bancorp. Inc. (the "Company") by (i) a record holder of Debentures if certificates for the Debentures are not immediately available or time will not permit all required documents to reach the Depositary for the Tender Offer on or before the Expiration Date or (ii) by a DTC Participant (as defined in the Offer to Purchase) if the procedures for book-entry transfer described in the Offer to Purchase cannot be completed on a timely basis. This form must be delivered by an Eligible Institution (as defined in the Offer to Purchase) by registered or certified mail or hand delivery, or transmitted by facsimile transmission to the Depositary as set forth above.


     Capitalized terms used herein, but not defined herein shall have the meanings given them in the Offer to Purchase, dated January 28, 2000 (the "Offer to Purchase").


                    THE DEPOSITARY FOR THE TENDER OFFER IS:


                     U.S. BANK TRUST NATIONAL ASSOCIATION


             BY MAIL, HAND DELIVERY               FACSIMILE TRANSMISSION:
              OR OVERNIGHT COURIER:          (For Eligible Institutions Only)
    U.S. Bank Trust National Association              (651) 244-1537
              180 East Fifth Street
            St. Paul, MN 55101                FOR CONFIRMATION BY TELEPHONE:
    Attn: Specialized Finance Department              (800) 934-6802

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.


     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:


     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of Debentures specified below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under the caption "Procedures for Tendering Debentures--Guaranteed Delivery Procedures."


     The undersigned understand(s) that tenders of Debentures may be withdrawn by written notice of withdrawal received by the Depositary at any time on or prior to the Expiration Date. In the event of a termination of the Tender Offer, the Debentures tendered pursuant to the Tender Offer will be returned to the tendering Holders promptly (or, in the case of Debentures tendered by book-entry transfer, such Debentures will be credited to the account maintained at DTC from which such Debentures were delivered). Tendered Debentures cannot be withdrawn subsequent to the Expiration Date unless the Company decreases either (i) the Tender Consideration for such Debentures or (ii) the principal amount of such Debentures subject to the Tender Offer, in which event Debentures previously tendered may be validly withdrawn until the expiration of ten business days after the date that notice of such reduction is first published, given or sent to Holders of such Debentures by the Company.


     The undersigned understand(s) that payment by the Depositary for Debentures tendered and accepted for payment pursuant to the Tender Offer will be made only after timely receipt by the Depositary of such Debentures (or Book-Entry confirmation of the transfer of such Debentures into the Depositary's account at DTC) and Letter of Transmittal (or a manually signed facsimile copy thereof) with respect to such Debentures properly completed and duly executed with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message.


     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under the Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

                           PLEASE SIGN AND COMPLETE


     This Notice of Guaranteed Delivery must be signed by the Holder(s) of Debentures exactly as their name(s) appear(s) on certificate(s) for Debentures or, if tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as the owner of Debentures, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her name, address and full title as indicated below.


Name(s) of Holder(s):___________________________________________________________
                            (PLEASE PRINT OR TYPE)


________________________________________________________________________________
                                  (SIGNATURE)


Address(es) of Holder(s):_______________________________________________________


Area Code and Tel. No.:_________________________________________________________


Name(s) of Authorized Signatory:________________________________________________


Aggregate Principal Amount of
 Debentures Tendered:___________________________________________________________


Certificate No(s). (if available):______________________________________________


Full Title:_____________________________________________________________________


Address(es) of Authorized Signatory:____________________________________________


Area Code and Tel. No.:_________________________________________________________


Signature(s) of Registered Holder or
 Authorized Signatory:__________________________________________________________


If tender is by Book-Entry Transfers:
DTC Participant's Number:_______________________________________________________


Account Number:_________________________________________________________________


Transaction Code Number:________________________________________________________


Date:__________, 2000

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)


     The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of receipt by the Depositary of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Debentures tendered hereby in proper form for transfer, (or confirmation of the book-entry transfer of such Debentures into the Depositary's account at DTC, pursuant to the procedures for book-entry transfer set forth under "Procedures for Tendering Debentures" in the Offer to Purchase) and all other required documents will be delivered by the undersigned to the Depositary.


     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for the Debentures to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.


Name of Firm:___________________________________________________________________
                            (AUTHORIZED SIGNATORY)


Title:__________________________________________________________________________


Address:________________________________________________________________________

________________________________________________________________________________
                                                                     (ZIP CODE)


Telephone No.:__________________________________________________________________


Authorized Signature:___________________________________________________________


Title:__________________________________________________________________________


Name:___________________________________________________________________________
                             (PLEASE TYPE OR PRINT)


NOTE: DO NOT SEND DEBENTURES WITH THIS NOTICE. DEBENTURES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.